UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2021

KALVISTA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36830	20-0915291
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Cambridge Parkway Suite 901E Cambridge, Massachusetts 02142
(Address of Principal Executive Offices) (Zip Code)

(857) 999-0075

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value Per Share	KALV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.Submission of Matters to a Vote of Security Holders.

On September 30, 2021, KalVista Pharmaceuticals, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (“Annual Meeting”) and the following proposals were adopted:

1.

Election of three Class III directors, Albert Cha, Martin Edwards and Nancy Stuart (each to serve a three-year term, which will expire at the 2024 Annual Meeting of Stockholders or until such time as their respective successors have been duly elected and qualified):

Nominees	Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
Albert Cha	16,672,347	5,474,494,	215	464,900
Martin Edwards	13,508,127	8,638,709	220	464,900
Nancy Stuart	21,393,389	753,360	307	464,900

2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2022:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
22,598,162	13,627	167	0

3.	Approval, on a non-binding advisory basis, of the compensation paid by the Company to its named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
19,696,080	2,450,450	526	464,900

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KALVISTA PHARMACEUTICALS, INC.

Date: October 4, 2021	By:	/s/ Benjamin L. Palleiko
Benjamin L. Palleiko
Chief Business Officer and Chief Financial Officer